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                    T. ROWE PRICE CALIFORNIA TAX-FREE INCOME TRUST

                                  POWER OF ATTORNEY



               RESOLVED, that the Trust and each of its trustees do hereby constitute and authorize, William T. Reynolds, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Trust, to be offered by the Trust, and the registration of the Trust under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust on its behalf, and to sign the names of each of such trustees and officers on his behalf as such trustee or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Trust filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Trust under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.






























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               IN WITNESS WHEREOF, the Trust has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Trustees, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                             T. ROWE PRICE CALIFORNIA TAX-FREE INCOME TRUST

                                            /s/William T. Reynolds
                                        By:______________________________
                                            William T. Reynolds, Chairman
                                            of the Board

          April 24, 1997

          Attest:

          /s/Lenora V. Hornung
          ____________________________
          Lenora V. Hornung, Secretary


                                (Signatures Continued)









































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          /s/William T. Reynolds        Chairman of the
          _________________________     Board (Principal    April 24, 1997
          William T. Reynolds           Executive Officer)

          /s/Mary J. Miller
          _________________________     President           April 24, 1997
          Mary J. Miller

          /s/Carmen F. Deyesu           Treasurer (Principal
          _________________________     Financial Officer)  April 24, 1997
          Carmen F. Deyesu

          /s/Robert P. Black
          _________________________     Trustee             April 24, 1997
          Robert P. Black

          /s/Calvin W. Burnett
          _________________________     Trustee             April 24, 1997
          Calvin W. Burnett

          /s/Anthony W. Deering
          _________________________     Trustee             April 24, 1997
          Anthony W. Deering

          /s/F. Pierce Linaweaver
          _________________________     Trustee             April 24, 1997
          F. Pierce Linaweaver

          /s/James S. Riepe
          _________________________     Vice President      April 24, 1997
          James S. Riepe                and Trustee

          /s/John G. Schreiber
          _________________________     Trustee             April 24, 1997
          John G. Schreiber

          /s/M. David Testa
          _________________________     Trustee             April 24, 1997
          M. David Testa